                                                                   Exhibit 10.16

       THIS FIRST AMENDATORY LEASE AGREEMENT made this 27/th/ day of June, 2001, by and between (ELDERSBURG BUSINESS CENTER, INC.) MERRITT-ELI, LLC, (hereinafter called "Landlord") and DAL-TILE CORPORATION, (hereinafter called "Tenant"). Subsequently, the interest of Eldersburg Business Center, Inc. under the Lease was assigned to MERRITT-ELI, LLC.

                              EXPLANATORY STATEMENT
                              ---------------------

       By lease (hereinafter called the "Lease") dated January 16, 1997, Landlord leased to Tenant, and the latter rented from the former, certain premises within the building known as 1470 Progress Way, Suites 701-725, Eldersburg, MD 21784. Pursuant to Section 48, Tenant desires to expand its premises. In accordance with Section 48, the parties desire to amend the Lease as hereinafter set forth.

       NOW, THEREFORE, AND IN CONSIDERATION of the mutual covenants and agreement herein contained, the parties hereto hereby covenant and agree as follows:

                1. Landlord and Tenant agree to expand Tenant's premises to include 1470 Progress Way, Suites 726-729, Eldersburg, MD 21784 ("Expansion Premises") which represents 41,400 square feet, for a period of sixty-six (66) months, commencing August 1, 2001 and expiring February 28, 2007. Tenant's premises shall be known as 1470 Progress Way, Suites 701-729, Eldersburg, MD 21784, which represents 356,400 square feet.

                2. Landlord shall provide an allowance of up to twenty thousand seven hundred dollars ($20,700.00) for improvements to the Expansion Premises.

                3. Landlord shall provide all electrical, plumbing and mechanical systems in good working order upon occupancy. Landlord shall provide two (2) openings through the demising wall to the premises and shall combine the electric services at Landlord's expense. Landlord shall be under no obligation to perform any other work at Landlord's expense.

        4. The rental rate for the total square footage shall be as follows:
           ---------------------------------------------------------------------
               Term             Annual Rate:       Monthly Rate:   Per Sq. Ft.:
           ---------------------------------------------------------------------
            8/1/01 - 2/28/02        N/A            $ 95,634.00        $3.22
           ---------------------------------------------------------------------
            3/1/02 - 2/28/03    $1,168,992.00      $ 97,416.00        $3.28
           ---------------------------------------------------------------------
            3/1/03 - 2/28/04    $1,193.940.00      $ 99,495.00        $3.35
           ---------------------------------------------------------------------
            3/1/04 - 2/28/05    $1,218.888.00      $101,574.00        $3.42
           ---------------------------------------------------------------------
            3/1/05 - 2/28/06    $1,240,272.00      $103,356.00        $3.48
           ---------------------------------------------------------------------
            3/1/06 - 2/28/07    $1,265,220.00      $105,435.00        $3.55
           ---------------------------------------------------------------------

        5. Tenant's pro-rata share shall increase from 74.19% to 83.90% effective August 1, 2001.

        6. Tenant's cancellation fee referenced in Section 42 of the Lease shall be increased to three hundred ninety-nine thousand ninety-six dollars and sixty-eight cents ($399,096.68).

        7. Except as herein provided, the Lease shall remain unchanged and in full force and effect.

        8. Time is of the essence for all purposes in this Amendatory Lease Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed the within Amendatory Lease Agreement as of the day and year first above written.


WITNESS:                                   DAL-TILE CORPORATION

/s/ [ILLEGIBLE]                            BY: /s/ [ILLEGIBLE]   (SEAL)
---------------------                          ------------------
                                                Tenant Vice President

                                           MERRITT-ELI, LLC
ATTEST:                         BY: MERRITT MANAGEMENT CORPORATION AGENT

/s/ [ILLEGIBLE]                            BY: /s/ [ILLEGIBLE]   (SEAL)
---------------------                          ------------------
                                                   Landlord

[LOGO OF MERRITT]
--------------------------------------------------------------------------------
INDUSTIAL . COMMERCIAL . OFFICE BUILDINGS

March 7, 1997

CERTIFIED, RETURN RECEIPT REQUESTED

Dal-Tile Corporation
7834 Hawn Freeway
P.O. Box 17130
Dallas, Texas 75217

ATTN: Real Estate Department

Re: Commencement of Lease

Ref: 1470 Progress Way, Eldersburg, MD 21784

        ACCOUNT #EL1240
        ---------------

Dear Sir/Madam:

Per the terms of your lease dated January 16, 1997, by and between Eldersburg Business Center, Inc. and Dal-Tile Corporation, I would like to confirm the following:

- Lease Term Commencement Date: March 1, 1997

- Lease Term Termination Date: February 28, 2007

- Rent Commencement Date: March 1, 1997

As the original term of the Lease is for ten (10) years, the above termination date supersedes that of February 28, 2006, as originally stated in the Lease.

- Monthly Minimum Rent for Initial Term:
*March 1, 1997 - February 28, 1998: $75,075.00
*March 1, 1998 - February 28, 1999: $77,327.25
*March 1, 1999 - February 28, 2000: $79,647.07
*March 1, 2000 - February 28, 2001: $82,036.48
*March 1, 2001 - February 28, 2002: $84,497.57
*March 1, 2002 - February 28, 2003: $86,187.52
*March 1, 2003 - February 28, 2004: $87,911.27
*March 1, 2004 - February 28, 2005: $89,669.50
*March 1, 2005 - February 28, 2006: $91,462.89
*March 1, 2006 - February 28, 2007: $93,292.15

Please acknowledge by signing the duplicate copy where indicated and return to my attention in the enclosed envelope within ten (10) days of the date of this letter. Also, please be sure to fill in the section at the bottom of the signature page with the name and phone of the person we can contact after business hours should there be an emergency.

All rental payments are due in our office by the first day of each month. Please be advised that Landlord

    2066 Lord Baltimore Drive . Baltimore, Maryland . 21244 . (410) 298-2600
                               FAX (410) 298-9644

Dal-Tile Corporation
March 7, 1997
Page 2


does not send out monthly invoices. Your check should be made payable to Eldersburg Business Center, Inc. and mailed to same at 2066 Lord Baltimore Drive, Baltimore, MD 21244. Also, kindly reference the above account number on your check.

If you have not done so already, please contact BGE at (410) 685-0123 and have the electric service placed in your name effective as of your commencement date being March 1, 1997. This can be done retractively and if you fail to contact BGE, you run the risk of having your service interrupted.

Please return the following items to my attention with the acknowledgment of the above:

- The enclosed Tenant Emergency Card
- A Certificate of Insurance showing current coverage as outlined in Section 8 of your lease
- A copy of your HVAC Maintenance Agreement as required under Section 11 of your lease

Regarding the HVAC Maintenance Agreement, I am enclosing a proposal for the maintenance required. Merritt has Certified HVAC Technicians on staff and we offer a full service Maintenance Agreement at a below market rate that not only covers all parts and labor but also guarantees the HVAC unit for the term of you lease and any extension(s). If you would like to accept our proposal, please sign both copies and return one along with payment to the attention of Josie Kaminiski. Please feel free to contact Josie with any questions you may have regarding the proposal.

Sincerely,

ELDERSBURG BUSINESS CENTER, INC.

BY  MERRITT MANAGEMENT CORPORATION
    AGENT FOR ELDERSBURG BUSINESS CENTER, INC.

/s/ Beth Meuche

Beth Meuche

enclosure

AGREED TO AND ACKNOWLEDGED THIS 21 DAY OF MARCH, 1997
                               ---        -----

WITNESS                        DAL-TILE CORPORATION

                               /s/ [ILLEGIBLE]
                               --------------------(SEAL)

EMERGENCY CONTACT PERSON AFTER BUSINESS HOURS:
----------------------------------------------


---------------------------       -----------------------
NAME (PLEASE PRINT)               PHONE

cc: 1470 Progress Way
    Eldersburg, MD 21784
    District Manager

                      TABLE OF CONTENTS FOR LEASE BETWEEN

                   ELDERSBURG BUSINESS CENTER, INC., LANDLORD

                         DAL-TITLE CORPORATION, TENANT.

1.  PAYMENT OF RENTAL .........................................................2

2.  USE .......................................................................2

3.  UTILITIES .................................................................2

4.  COMPLIANCE WITH LAWS ......................................................3

5.  ASSIGNMENT AND SUBLETTING .................................................4

6.  LOADING CAPACITY ..........................................................5

7.  INCREASE IN LANDLORD'S INSURANCE RATES.....................................5

8.  INSURANCE - INDEMNITY .....................................................5

9.  ALTERATIONS ...............................................................8

10. OWNERSHIP OF ALTERATIONS ..................................................8

11. REPAIRS AND MAINTENANCE ...................................................8

12. OPERATING COSTS ..........................................................10

13. DEFAULT ..................................................................12

14. DAMAGE OR DESTRUCTION ....................................................14

15. POSSESSION ...............................................................15

16. EXTERIOR OF PREMISES - SIGNS .............................................15

17. RELOCATION ...............................................................16

18. FOR RENTAL/SALE SIGNS ....................................................16

19. WATER AND OTHER DAMAGE ...................................................16

20. RIGHT OF ENTRY ...........................................................16

21. TERMINATION OF TERM ......................................................16

22. CONDEMNATION .............................................................17

23. SUBORDINATION ............................................................18

24. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS ...........................18

25. ATTORNMENT ...............................................................19

26. NON-WAIVER OF FUTURE ENFORCEMENT .........................................20

27. PERSONAL PROPERTY TAXES ..................................................20

28. RECORDATION OF LEASE .....................................................20

29. NOTICES ..................................................................21

30. WAIVER OF JURY TRIAL .......................Section intentionally deleted

31. SEVERABILITY ..........................................................   21

32. NON-WAIVER ............................................................   22

33. SUCCESSORS AND ASSIGNS ................................................   22

34. NOTICES TO MORTGAGEE ..................................................   22

35. ESTOPPEL CERTIFICATE ..................................................   23

36. ENVIRONMENTAL PROVISIONS ..............................................   23

37. CAPTIONS ..............................................................   25

38. FINAL AND ENTIRE AGREEMENT ............................................   25

39. TENANT REPRESENTATIVE .................................................   25

40. ADDITIONAL RENT .......................................................   25

41. LANDLORD'S WORK .......................................................   26

42. CANCELLATION OPTION ...................................................   26

43. LANDLORD'S GUARANTEE ..................................................   26

44. CONSENT ...............................................................   26

45. RIGHT OF FIRST OFFER FOR CONTIGUOUS SPACE .............................   27

46. NON-DISTURBANCE .......................................................   27

47. TENANT FENCE ..........................................................   28

48. EXPANSION .............................................................   28

49. RENEWAL OPTIONS .......................................................   28
month of the term to the date the term ends shall be prorated and shall be payable on the first day of the last month of the term.

          All rentals shall be paid to Landlord at 2066 Lord Baltimore
Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

          This Lease is made subject to the following additional terms, covenants and conditions:

     1.   Payment of Rental.

Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever. Tenant further agrees that it will not prepay rent more than one (1 month in advance without Landlord's prior written consent.

     2.   Use.

Tenant covenants and agrees to use and occupy the Premises solely for the following purposes:
          STORAGE, DISTRIBUTION, AND RELATED OFFICE, AND ANY OTHER USE PERMITTED UNDER THE EXISTING ZONING.

Tenant agrees to comply with all applicable zoning and other laws and regulations, and provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time; provided, however, in any non-compliance by Tenant which does not have an adverse effect on the Premises shall not be deemed a breach of this lease. Tenant will not permit, allow or cause any public or private auction sales or sheriffs' or constables' sales to be conducted on or from the Premises.

     3.   Utilities.

          (a) Tenant agrees to pay as additional rent Tenant's pro rata share of the water rent and sewer service charges chargeable to the total building in which the Premises are located, based upon the size of the Premises in proportion to the total square footage of the building, which sum shall be due within fifteen (15) days after Landlord's written demand. However, if in Landlord's reasonable judgment, the water and sewer charges for the Premises are substantially higher than normal due

          THIS LEASE, made this 16/th/ day of January, 1997, by and between ELDERSBURG BUSINESS CENTER, INC., hereinafter called "Landlord," and DAL-TILE CORPORATION, hereinafter call "Tenant."

          WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former the following Premises (hereinafter sometimes called the "Premises"):

          BEING those Premises outlined in red on the Plat attached hereto as Exhibit A, said Premises being located within the building known as 1470 Progress Way, Eldersburg, MD 21784; 315,000 square feet; (Building)

for the term of ten (10) years, beginning on the first day of March 1997, and ending on the last day of February, 2006, at and for the annual rental as follows:


     Terms:      Annually:          Monthly:         Per S.F.:
     ------      ---------          --------         ---------
     Year 1      $  900,900.00      $75,075.00       $2.86
     Year 2      $  927,927.00      $77,327.25       $2.95
     Year 3      $  955,764.84      $79,647.07       $3.03
     Year 4      $  984,437.76      $82,036.48       $3.13
     Year 5      $1,013,970.84      $84,497.57       $3.22
     Year 6      $1,034,250.24      $86,187.52       $3.28
     Year 7      $1,054,935.24      $87,911.27       $3.35
     Year 8      $1,076,034.00      $89,669.50       $3.42
     Year 9      $1,097,554.68      $91,462.89       $3.48
     Year 10     $1,119,505.80      $93,292.15       $3.55

     * Notwithstanding the above, Tenant will receive a total rent credit in the amount of Ninety Thousand Dollars ($90,000.00) which shall be applied at a rate of Thirty Thousand Dollars ($30,000.00) per month for the first three (3) months of the first year of the lease term.

Payable in advance on the first day of each and every month during the term of this Lease, in equal monthly installments each, without setoff or deduction whatsoever. If the term of this Lease shall commence on a date other than the first day of a month, the rental for the period from the date of commencement of the term to the first day of the first full calendar month of the term shall be prorated and shall be payable on the first day of the term; if the term of this Lease shall end on a date other than the last day of a month, the rent for the period from the first day of the last to Tenant's water usage, the Landlord may install a water meter at Landlord's expense and thereafter Tenant will pay all water charges for the Premises based on such meter readings.

          (b) Tenant shall also pay all costs of electricity, gas, telephone and other utilities used or consumed on the Premises together with all taxes, levies or other charges on such utilities. If Tenant defaults in payment of any such utilities, charges or taxes, Landlord may, at its option, pay the same for and on Tenant's account, in which event Tenant shall promptly reimburse Landlord therefor.

          (c) In addition, Tenant shall pay, as additional rent, 74.15% (being the same percentage which the square foot floor area of the Premises bears to the entire leasable area of the building) of Landlord's costs of public service electric usage, including usage for lighting the parking and other common areas, which sum shall be due within fifteen (15) days after Landlord's demand.

     4.   Compliance with Laws.

          (a) Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the Premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the Premises are situated, in any way pertaining to the Premises or the use and occupancy thereof, provided, however that any non-compliance by Tenant which does not have an adverse effect on the Premises shall not be a breach of this lease. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements or recommendations and any such non-compliance does not have an adverse effect on the Premises, Landlord or its agents may enter the Premises after providing written notice to Tenant and Tenant has a thirty (30) day period to comply with any laws, orders, rules, requirements or recommendations, and take all such action and do all such work in or to the Premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the expenses incurred by Landlord in taking such action and performing such work.

          (b) Without limiting the generality of paragraph (a) hereof, Tenant shall at all times keep the Premises in compliance with the Americans With Disabilities Act and its supporting regulations, and all similar federal, state or local laws, regulations and ordinances. If Landlord's consent would be required for alterations to bring the Premises into compliance, Landlord agrees not to unreasonably withhold its consent.

     5.   Assignment and Subletting.

          (a) Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the Premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord one-half of any such excess, after deducting Tenant's transaction and improvement costs, as is received by Tenant from such assignee or sublessee. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

          (b) In the event this Lease contains a renewal option exercisable by Tenant, Landlord's consent to an assignment or sublease of the Premises or any portion thereof during the original Lease term shall be deemed to be conditioned upon the agreement of Tenant and such assignee or sublessee that such renewal right or option shall terminate and be of no further force or effect unless Landlord's consent to such assignment or sublease expressly provides otherwise. Consequently, unless so provided otherwise, any assignment or sublease during the original Lease term shall automatically constitute a termination of the right of Tenant or such assignee or sublessee to exercise any renewal option contained herein.

          (c) In the event Tenant desires to assign this Lease or to sublease all or any substantial portion of the Premises, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

     6.   Loading Capacity.

Tenant covenants and agrees not to load the Premises beyond its present carrying or loading capacity, subject to the specifications set forth in Exhibit "A".

     7.   Increase in Landlord's Insurance Rates.

Tenant will not do, or suffer to be done, anything in or about the Premises, or keep or suffer to be kept, anything in or about the Premises which will contravene or materially affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates.

     8.   Insurance - Indemnity.

          (a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance

                (i) Public Liability and Property Damage. General Public
                    ------------------------------------
     Liability Insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence, and against property damage to afford protection to the limit of not less than $2,000,000; or such insurance may be for a combined single limit of $2,000,000 per occurrence. The insurance coverage required under this
     Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as Independent Contractors' Liability, Products/Completed Operations Liability, Personal Injury LIability and Contractual Liability.

               (ii)  Boilers. If Tenant's Premises shall contain a boiler or
                     -------
     other similar pressure vessel, Tenant shall carry Boiler and Machinery Insurance with a direct damage limit not less than the full value of the building in which Tenant's Premises are situated. Such insurance shall be written on a "repair and replacement" (replacement cost) basis.

               (iii) Tenant Improvements and Property. Insurance covering all
                     --------------------------------

     leasehold improvements and other improvements installed by Tenant upon the Premises, trade fixtures and personal property from time to time in, on or upon the

        Premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief.

                (iv) Plate Glass. Plate glass insurance covering all plate glass
                     -----------
        in the Premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass.

            (b) All policies of insurance to be provided by Tenant shall be issued in form acceptable to Landlord by insurance companies with general policyholder's rating of not less than A and a financial rating of AAA as rated in the most current available "Best's" Insurance Reports, and qualified to do business in Maryland. A certificate of insurance, naming Landlord as additional insured shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may after giving Tenant written notice effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord. If, upon Tenant's failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant's coverage under Landlord's insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as additional rent, the greater of the increase in Landlord's premium resulting therefrom or One Thousand Dollars ($1,000.00). All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord shall damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named assured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional assured thereunder as its interests may appear;
(ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in paragraph [i]), shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the "Tenant Improvements and Property" more specifically detailed in paragraph (iii), above; and (iv) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord.

        (c) Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest set forth in paragraph (b), above, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys' fees) and of anyone whatsoever (i) relating to or arising from Tenant's use and occupancy of the Premises, to the extent that Tenant's negligent acts or omissions are a proximate cause of any such liabilities, fines, claims, damages, actions, costs and expenses of any kind or nature (including attorneys fees), (ii) due to or arising out of any mechanic's lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord, and its agents in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission. Notwithstanding the foregoing, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Tenant is required by this Lease to insure regardless of the negligence or willful act or omissions of others, to the extent that Tenant's negligent acts or omissions are a proximate cause of any such damage or injury and only to the extent of payments received pursuant to such insurance coverage.

        9.  Alterations.

Tenant shall not make alterations (other than non-structural interior alterations or alterations whose cost is less than $5,000.00 in each instance) to the Premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained. If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, and that no liens shall attach to the Premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations.

        10. Ownership of Alterations.

Unless Landlord shall elect that all or part of any alteration made by Tenant to the Premises (including any alteration consented to by Landlord pursuant to paragraph 9 hereof) shall remain on the Premises after the termination of this Lease, the Premises shall be restored to their original condition by Tenant before the expiration of this Lease at Tenant's sole expense, excepting normal wear and tear. Upon such election by Landlord, any such alterations, improvement, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, shall become the property of Landlord as soon as they are affixed to the Premises, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the Premises. Tenant shall repair promptly, at its own expense, any damage to the Premises caused by bringing into the Premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused.

        11. Repairs and Maintenance.

            (a) Except for the improvements provided by Landlord as set forth on the attached Exhibit "A", the Premises hereby leased are leased to Tenant "as is." Except as herein expressly provided, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Premises and any work which may be necessary to outfit the Premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the Premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations (other than the warranties and representations made by Landlord as set forth in Section 11(d)) with respect to the condition or state of repairs of the Premises.

          (b) Tenant will, during the term of this Lease, keep the Premises and appurtenances (including windows, doors, plumbing heating and electrical facilities and installations) in good order and repair and will make all necessary repairs thereof at its own expense, except that Landlord will make all necessary repairs to the exterior masonry walls and roof of the Premises, after being notified in writing by Tenant of the need for such repairs, and shall have a reasonable time in which to complete such repairs. Tenant agrees to carry a maintenance and/or service agreement or policy on the HVAC system in the demised Premises. This agreement or policy shall be carried throughout the term of this Lease and any renewals or extensions hereof. Tenant shall provide Landlord with a copy of such policy or a certificate evidencing such coverage. In the event that the repairs required to be made by Landlord are necessitated as a result of negligence or misuse by Tenant, its agents, servants, employees, licensees or guests, or by any contractor engaged by or on behalf of Tenant, such repairs shall be made by and be paid for by Tenant. Tenant will, at the expiration of the term or at the sooner termination thereof by forfeiture or otherwise, deliver up the Premises in the same good order and condition as they were at the beginning of tenancy, reasonable wear and tear excepted. Tenant further agrees that it will maintain the Premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin, and other pests; and that it will not permit undue accumulation of garbage, trash, rubbish or other refuse, but will remove the same at its own expense and will keep such refuse in proper containers within the interior of the Premises until called for to be removed. Except as provided for in paragraph 9 herein, Tenant further agrees that it will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install the same at its own cost and expense, and Tenant shall obtain, at Tenant's expense, all permits required for such installation.

        (c) In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by subparagraphs (a) and (b) hereof within thirty (30) days after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event, Landlord may, at its option, enter the Premises and do and perform the things specified in said notice, and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action.

        (d) Notwithstanding the provisions of paragraph 11, Landlord represents that at the commencement of the lease the Site to include any paved areas, the Building and all operating systems to include the roof, electrical, mechanical, plumbing and sprinkler systems, are in a good state of repair and condition and are in compliance with all applicable building codes, rules and regulations. Landlord represents that the condition of the aforementioned systems will comply with the specifications set forth on Exhibit "A".

    12. Operating Costs.

        (a) "Operating Costs" are the costs of operating, maintaining, repairing, redecorating, refurbishing and insuring the building in which the Premises is situate: together with all common areas and facilities within the property herein described (collectively "the Building and Common Areas") including, but not limited to, stairwells, loading areas, parking areas, pavements and walkways, landscaping, gardening, storm drainage, and other utility systems; the cost of utilities for the Building and Common Areas and facilities; fire protection and security services, if any; traffic control equipment; repairs; parking lot striping; lighting; sanitary control; removal of snow, trash, rubbish, garbage and other refuse; depreciation on or rentals of machinery and equipment used exclusively in such maintenance; the pro-rata cost of personnel to implement such services; all insurance of whatsoever nature kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and Common areas, including, but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties, and contingencies, and liability and indemnity insurance. Such costs shall not include;

        (i)  Landlord's management and office overhead costs:

          (ii) the cost of any capital improvements to the Building as determined under generally accepted accounting principles or

          (iii) work which Landlord performs specifically for or at the expense of any tenant of the Building. "Operating Costs" shall also include all taxes (as hereinafter defined) assessed against the Building and Common Areas, whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed. The foregoing shall apply to increases in real estate taxes assessed against the Building and Common Areas generally, and not resulting from improvements placed thereon by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay the entire amount of said increase. "Taxes" as used herein shall also include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District Charges, and any and all other benefits or assessments which may be levied on the Building and Common Areas, but shall not include any income tax on the income or rent payable hereunder. "Taxes" shall also include all reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment only to the extent of any reduction.

          (b) Tenant shall pay Landlord, as additional rent, an amount equal to Tenant's "Proportionate Share" (as hereinafter defined) of all Operating Costs during the Lease term, and any renewal term thereof. As used herein, Tenant's "Proportionate Share" shall be seventy-four and fifteen hundredths percent (74.15%), which is the same percentage which the leasable area of the Premises bears to the total leasable area of the Building.

          (c) Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount payable by Tenant in accordance with paragraph (b), above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the base rent reserved hereunder. Within a reasonable period of time following the end of each annual period of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (b), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. In the event any balance may be due by Tenant, Tenant shall pay said balance within thirty (30) days from the date of such statement. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within thirty (30) days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within thirty (30) days after submission of each such statement.

     13. Default.

         (a)   Any of the following events shall constitute a default by Tenant:

               (i) If the rent (basic or additional) shall be in arrears for a period of ten (10) days following receipt of written notice from Landlord, in whole or in part; or

               (ii) If Tenant shall have failed to perform any other term, condition, or covenant of this Lease on its part to be performed for a period of thirty (30) days after notice of such failure from Landlord and Tenant is not diligently pursuing the cure of such default; or

               (iii) If the Premises are vacant, unoccupied or deserted for a period of thirty (30) days or more at any time during the term; or

               (iv) If Tenant is adjudicated a bankrupt or insolvent by any court of competent jurisdiction, or if any such court enters an order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief or if a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant's assets and such appointment is not vacated within ten (10) days after the appointment, or if Tenant seeks or consents to any of the relief hereinabove enumerated in this subparagraph (iv) or files a voluntary petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing of its inability to pay its debts generally as they come due or files Articles of Dissolution, or similar writing indicating its intention to wind up or liquidate its business, with the appropriate authority of the place of its incorporation; or

               (v) If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged within ten (10) days thereafter.

          (b) In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies;

               (i)  To distrain for any rent or additional rent in default; and
               (ii) At any time after default, without notice, to declare this Lease terminated and enter the Premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant's holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

          Notwithstanding such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date, including Tenant's contribution to taxes under paragraph 12 for the year of termination, whether such termination is before or after July 1st of such year;
(b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant's default, including, but not limited to, the reasonable costs of reletting the Premises and any broker's commissions payable as a result thereof; (c) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (d) the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the Premises for the balance of the term to be determined as of the date of reentry; or at Landlord's option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law. In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including a reasonable attorney's fee.

          (c) In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder on the date due, Tenant shall pay a late charge equal to five percent (5%) of the rental payment or other such charge, which late charge shall be collectible as additional rent. In addition, any such rental payment or other charge which is delinquent, shall bear interest from the date on which same was due at the prime rate of interest then being charged by NationsBank to its most favored commercial customers.

     14.  Damage or Destruction.

          (a) If, during the Lease term, the Premises hereby leased are damaged by fire or other casualty, but not to the extent that Tenant is materially prevented from carrying on business in the Premises, Landlord shall promptly cause such damage to be repaired, if such damage renders a substantial portion of the Premises untenantable, the rent reserved hereunder (except Tenant's share of any charges for water) shall be abated, and such abatement shall be from the date of the casualty to the date when the leased Premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant's leasehold improvements, alterations, betterments, fixtures or equipment, Landlord shall have no liability for the restoration or repair thereof.

          (b) If, during the Lease term, the Premises or a substantial portion of the building in which the Premises is situated are rendered as untenantable to the extent that Tenant's ability to conduct its business is materially impaired as the result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the Premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty
(30) days after the fire, accident or casualty. In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the fire, accident or casualty. If Landlord elects to restore the Premises, such restoration shall be completed within one hundred twenty (120) days of such casualty and the rent reserved hereunder shall abate until the Premises are again rendered tenantable.

     15. Possession.

In case possession of the Premises, in whole or in part, cannot be given to Tenant on or before the commencement of the term of this Lease, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the Premises to Tenant on the date herein specified. Tenant shall have the right to place its manufactured product (Inventory) in the Premises prior to the lease commencement date without the provision to pay rent. Tenant agrees not to interfere with Landlord, its agents or contractors who may be performing improvements within the Premises or the Building. Landlord shall not be responsible for any damage or theft of Tenant's inventory during the early occupancy period.

     16. Exterior of Premises - Signs.

          (a) Tenant covenants and agrees that it will not place or permit any sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the Premises or the building in which the Premises are situate, nor paint or make any change in, to or on the exterior of said Premises to change the uniform architecture, paint or appearance of the building, without in each such instance obtaining the prior written consent of Landlord. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax arising as a result of any such installation immediately when due. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times.

          (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the Premises or building or in the front, rear or sides of the building, nor block the sidewalk, parking lot or other exterior portion of the Premises or building, nor do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of any property of Landlord in which the Premises are situate. In the event this Lease covers all or substantially all of an entire building, Tenant agrees to keep sidewalks, steps and porches free and clear of ice, snow and debris.

     17.  Relocation

          Intentionally deleted.

     18.  For Rent/Sale Signs

Landlord shall have the right to place a "For Rent" sign on any portion of said Premises for six (6) months prior to termination of this Lease and to place a "For Sale" sign thereon at any time. During such six-month period, Landlord may after reasonable notice to Tenant show the Premises and all parts thereof to prospective tenants during Tenant's normal business hours.

     19.  Water and Other Damage

Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the Premises and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the Premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place in the Premises or of others or in the pipes of the plumbing or heating facilities thereof, no matter how caused.

     20.  Right of Entry.

Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, at any and all reasonable times, to enter with prior notice and inspect the Premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the Premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease.

     21.  Termination of Term

          (a) It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the Premises after such expiration or termination, it is understood that Tenant shall hold the Premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to 110% the highest monthly rental installment reserved in this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by Tenants that may be now in force or may hereafter be enacted.

          (b) At the time Tenant surrenders the Premises to Landlord, the Premises shall be in compliance with all applicable building code requirements insofar as such requirements relate to Tenant's use and occupancy of the Premises or to any installations, alterations or improvements made by Tenant thereto.

     22.  Condemnation.

          (a) If, during the term of this Lease, all or a substantial part of the Premises shall be taken by or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Except as to Tenant's improvements, Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For the purposes of this paragraph, "a substantial part of the Premises" shall mean such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

          (b) If, during the Lease term, less than a substantial part of the Premises (as hereinabove defined) is taken by or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If, as a result of such taking, any part of the Premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the Premises unusable, there shall be no abatement of rent.

          (c) For purposes of this section, "taking" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

          (d) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by statute or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses.

          (e) Notwithstanding the provisions of paragraph 22 herein, Tenant shall have the right to file for a separate award from any condemning authority.

     23.  Subordination.

Tenant covenants and agrees that all of Tenant's rights hereunder are and shall be subject and subordinate to the lien of any first mortgage hereafter placed on the leased Premises or any part thereof, except the Tenant's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any first mortgage. Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement, consistent with the provision, is required by a mortgagee, Tenant agrees to execute, acknowledge and deliver the same and in the event of failure so to do, Landlord may, execute, acknowledge and deliver the same as the agent or attorney in fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.

     24.  Landlord's Right to Perform Tenant's Covenants.

If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord, after giving thirty (30) days prior written notice to Tenant and Tenant shall fail to cure or diligently pursue the cure of such default, shall have the right (but not the obligation) to perform the same, and if necessary to enter the Premises for such purposes without notice.

  The reasonable cost thereof to Landlord shall be deemed to be additional rent hereunder payable by Tenant, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder.

     25.  Attornment.

          (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder either to Landlord or such assignee. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

          (b) If, at any time during the term of this Lease, the Landlord of the leased Premises shall be the holder of a leasehold estate covering Premises which include the leased Premises, and if such leasehold shall terminate or be terminated for any reason, or if, at any time during the term of Lease a mortgage to which this Lease is subordinate shall be foreclosed, Tenant agrees at the election and upon demand of any owner of the Premises which include the leased Premises, or of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting Premises which include the leased Premises, or of any purchaser at foreclosure, to attorn, from time to time, to any such owner, mortgagee, holder or purchaser upon the terms and conditions set forth herein for the remainder of the term demised in this Lease.

  Provided however, that Tenant shall not be obligated to attorn unless, if Tenant shall so request in writing, such holder, owner, mortgage or purchaser shall execute and deliver to Tenant an instrument wherein said holder, owner, mortgagee or purchaser agrees that so long as Tenant performs all the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such holder, owner, mortgagee or purchaser.

          (c) The foregoing provisions shall inure to the benefit of any such owner, mortgagee, holder or purchaser and shall apply notwithstanding that this Lease may terminate upon the termination of any such leasehold estate or upon such foreclosure, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to such provisions. Tenant, however upon demand of any such owner, mortgagee, holder or purchaser, agrees to execute, from time to time an instrument in confirmation of the foregoing provisions, satisfactory to any such owner, mortgagee, holder or purchaser, in which Tenant shall acknowledge such attornment and set forth herein and shall apply for the remainder of the term originally demised in this Lease.

     26.  Non-Waiver of Future Enforcement.

The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provisions of this Lease, other than the provisions relating to the non-payment of such rental payment. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant, shall discharge or invalidate such covenant or provision or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said Premises, excepting only an agreement in writing signed by landlord accepting or agreeing to accept such surrender.

     27.  Personal Property Taxes.

Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the Premises by Tenant.

     28.  Recordation of Lease.

Tenant agrees that it will, upon Landlord's request, execute a Memorandum of the Lease in a form suitable for recording under applicable Maryland law. The party recording such Memorandum of Lease shall pay all costs of recordation, including transfer taxes and documentary stamp taxes hereon.

     29.  Notices.

Any notice required by this Lease shall be sent by certified mail or by a recognized overnight delivery service such as Federal Express with a receipt by addressee to Landlord at: 2066 Lord Baltimore Drive, Baltimore, Maryland 21244. Any notice required by this Lease shall be sent by certified mail, return receipt requested to Tenant at:

     Dal-Tile Corporation    AND A COPY TO: Dal-Tile Corporation
     7834 Hawn Freeway                      1470 Progress Way
     P.O. Box 17130                         Eldersburg, MD 21784
     Dallas, Texas 75217                    ATTN: DISTRICT MGR.
     ATTN: REAL ESTATE DEBT.

if no other address specified, such notices to Tenant shall be addressed to the leased Premises). Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and thereafter all notices to such party shall be sent by certified mail to such substitute address.

     31.  Severability.

          (a) It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies
--- ----------
or other similar defense as a default to said suit or suits.

          (b) If any terms, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

     32.  Non-Waiver

It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

     33.  Successors and Assign.

Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord. In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.
          In the event Landlord's interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, the Landlord herein named (or any subsequent assignee or transferee of Landlord's interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

     34.  Notices to Mortgagee.

Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises; provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed thirty (30) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued within such time period (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

     35.  Estoppel Certificate.

Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications), the dates to which the rents and other charges have been paid in advance, if any, and any defaults or claimed defaults by Landlord. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the Premises or upon property in which the Premises are situate.

     36.  Environmental Provisions.

          (a) Tenant and its successors and assigns shall use and operate the building, the property and the leased premises, respectively, at all times during the term hereof, under and in compliance with the laws of the State of Maryland and in compliance with all applicable Environmental Legal Requirements. "Environmental Legal Requirements" shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls (PCB's") or asbestos, or asbestos containing products, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively "Hazardous Substances") to the handling, transportation, discharge or release of gaseous or liquid substance and any regulation or final order or directive issues pursuant to such statute or ordinance, in each case applicable to the premises, the building or its operation, construction or modification, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act ("FWPCA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 ("RCRA"), the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the abovereferenced substances.

     (b) Tenant hereby indemnifies and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the Building or property of Landlord (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within fifteen (15) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii) within fifteen (15) days after written demand therefore, reimburse Landlord for any amounts reasonably expended by Landlord (after first consulting with Tenant) to comply with any Environmental Requirements with respect to the premises or with respect to any other portions of Landlord's Building or property as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines or other penalty payments, to the extent that the acts or omissions of Tenant are determined by a final, non-appealable order to have been a producing cause of the violation of Environmental Legal Requirement.

     (c) For purposes of this provision, Tenant shall be conclusively deemed to have violated the Environmental Legal Requirements if (i) Landlord obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Substances, which report states that there are Hazardous Substances used, stored or placed upon the premises, in violation of the Environmental Legal Requirements that requires remediation, to the extent that the acts or omission of the tenant are a producing cause of the violation requiring remediation.

     In the event Tenant is deemed to have violated any of the Environmental Legal Requirements requiring remediation as set forth in the preceding sentence, Landlord shall have the right and option, after fifteen (15) days prior written notice to Tenant, to terminate this lease by written notice thereof to Tenant, in which event Landlord shall retain all rights and remedies, and Tenant shall be subject to all liabilities, set forth in Article 13 of this lease notwithstanding such termination.

          (d) Tenant hereby grants Landlord, and Landlord's agents and employees (including but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances) the right to enter upon the premises for the purpose of determining whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this Section.

          Environmental representations and warranties of the Landlord regarding the Premises are set forth in the attached Exhibit "C".

     37.  Captions.

The captions of the various sections of this Lease are for convenience only and are not a part of this Lease. Such captions shall not be construed to define or limit any of the provisions of this Lease.

     38.  Final and Entire Agreement.

This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

     39.  Tenant Representative.

Tenant shall provide Landlord with the name, address and telephone number of Tenant's representative to be contacted in event of emergency:

     40.  Additional Rent.

All sums of money required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent, in accordance with the terms of this Lease. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord.

     41.  Landlord's Work.

Landlord shall be responsible at its sole cost and expense for providing the improvements to the Building and Premises as set forth in Exhibit "A" attached hereto. The commencement date of the lease is conditioned upon Landlord's substantial completion (excepting punch list items) of the improvement work set forth on Exhibit "A". Landlord shall provide the finished offices (inclusive of truckers' reception area with restroom) and shall provide openings in the demising walls as reflected on the attached Exhibit "A". Landlord shall provide warehouse lighting sufficient to maintain 30 foot-candles at four feet (4') above the floor in accordance with a rack layout provided by Tenant.

     42.  Cancellation Option.

Tenant shall have the one-time right to terminate this contract after the seventh (7th) year of occupancy by providing Landlord written notice of its intention to terminate on or before February 28, 2003. Should Tenant terminate this lease at the end of the seventh (7th) year, Tenant shall pay a cancellation fee to Landlord at the time Tenant gives notice in the amount of Three Hundred Fifty-one Thousand, Six Hundred Forty-five Dollars and Twelve Cents ($351,645.12). One-half of the cancellation fee shall be paid upon the date of Tenant's notification, and the balance shall be due and payable at lease termination.

     43.  Landlord's Guarantee.

Landlord shall provide and Guarantee Tenant a "Dedicated Loading Area" with a paved truck court depth of 120', for Tenant's exclusive use. Landlord shall also provide a "Common Loading Area" to be used by Tenant in common with others, and Landlord shall not permit any improvements or obstructions to be constructed by others in this area which may interfere with Tenant's truck access or maneuvering. Both of the aforementioned "Dedicated and Common Loading Areas" are described on the attached Exhibit "B".

     44.  Consent.

     Any consent required of any party hereto shall not be unreasonably withheld or delayed.

     45.  Right of First Offer for Contiguous Space.

Landlord hereby grants Tenant the first right to lease any contiguous space as same becomes available within the Building. In the event Landlord becomes aware that such contiguous space is available, Landlord shall give Tenant written notice thereof which notice shall set forth the prevailing market rent (inclusive of tenant improvements) for comparable space in the Eldersburg Business Center. In the event Tenant elects to exercise its right under this Section, Tenant shall be required to give Landlord written notice thereof within five (5) business days from the date of such notice from Landlord, and Tenant shall be required to enter into a lease for such space within thirty (30) days following the date of such notice. In the event Tenant fails to give Landlord written notice of acceptance within such five (5) business day period or in the event Tenant fails to execute a lease within thirty (30) days thereafter, Tenant shall be deemed to have forfeited its rights with respect to such contiguous space, for that specific event of notification from Landlord. It is the intent of the parties, that Tenant's right to lease space as set forth herein shall apply to each instance where space becomes available, and Landlord will provide Tenant the Right of First Offer. The terms of this Section 45 shall not alter or change the provisions set forth in Section 48 of this Lease.

     46.  Non-Disturbance.

Landlord agrees within fifteen (15) days of execution of this Lease by both parties to submit a written request for a Non-Disturbance Agreement on behalf of Tenant from Landlord's mortgagee, and to use its best efforts to obtain the Agreement within ninety (90) days from the date of Landlord's initial written request. In the event Landlord refinances the Building, Landlord agrees to resubmit a Non-Disturbance Agreement request to the new mortgagee, and Tenant agrees to review same and make any reasonable modifications.

        47.  Tenant Fence.

Tenant shall have the right to install, at its sole cost and expense, chain link fences both in the "Dedicated Loading Area" and the "Common Loading Area", with an additional fence linking the two fenced areas together, no greater than 8 feet in height, and in the locations as shown on the attached Exhibit "B". Tenant shall provide Landlord with six (6) months prior written notice of its intent to install the fence(s). Tenant shall provide access to the "Common Loading Area" for all other tenants in the Building.

        48.  Expansion

At any time during the lease term or any extension term (provided there is a minimum of three (3) years remaining in the lease term) Tenant may notify Landlord of its need to occupy the adjacent 41,400 square foot space ("Expansion Space") and upon such notice Landlord agrees to relocate any Tenant occupying such Expansion Space within one (1) year from the date of Tenant's notification to Landlord. Tenant shall lease the Expansion Space at the then prevailing market rent, inclusive of tenant improvements, for comparable space in the Eldersburg Business Center.

        49.  Renewal Options.

If Tenant is not then in default under this Lease or any of the provisions hereof, Tenant may extend the term of this Lease for one (1) additional successive period of five (5) years, by notifying Landlord in writing of its intention to do so at least six (6) months prior to the expiration of the then current term. The renewal term shall be under the same lease terms and conditions as are herein set forth except that the annual rental for the renewal term shall be adjusted as follows:

                Term:         Annually:         Monthly:           Per S.F.:
                --------      ---------         --------           ---------
                Year 11       $1,141,895.88     $95,157.99         $3.63
                Year 12       $1,164,733.80     $97,001.15         $3.70
                Year 13       $1,188,028.44     $99,002.37         $3.77
                Year 14       $1,211,789.04     $100,982.42        $3.85
                Year 15       $1,236,024.84     $103,002.07        $3.92

All said rental shall be payable in advance in equal monthly installments on the 1st day of each month during said renewal term, without setoff or deduction.

There shall be no additional right to renew or extend this Lease except as provided herein.

     AS WITNESS the hands and seals of the parties hereto the date and year first above written.


                                          ELDERSBURG BUSINESS CENTER, INC.

                                      BY: MERRITT MANAGEMENT CORPORATION, INC.

                                          AGENT

                                          [ILLEGIBLE]                (SEAL)
                                          ---------------------------
                                                            President

                                                     LANDLORD


                                          DAL-TILE CORPORATION


                                          BY: [ILLEGIBLE]
                                              -----------------------(SEAL)

                                                      TENANT

                              DAL-TILE CORPORATION
                           ELDERSBURG BUSINESS CENTER
                                  EXHIBIT "A"

FLOOR: 6" concrete reinforced with Fibre Mesh (trade name) with a compression strength equal to or greater than 3,000 psi,

HVAC: Warehouse heat to be provided by gas-fired air rotation units sufficient to maintain an indoor temperature of 65 degrees Fahrenheit at an outside temperature of 8 degrees Fahrenheit.

ELECTRICAL: 277'480 volt three-phase, four wire service. One (1) duplex receptacle provided for each pair of overhead loading doors.

CHARGING STATIONS: To be provided as shown on the attached floor plan.

VENTILATION: Cross ventilation to be provided in warehouse areas, as shown on attached floor plan, sufficient to maintain comfortable, in Landlord's reasonable judgment, working conditions.

DOCK LIGHTS & DOCK LOCKS: Tenant shall have the right to install dock lights and dock locks at Tenant's expense. Landlord will upon written notice from Tenant prior to the commencement date of this Lease, agree to furnish and install dock locks on dock doors as specified by Tenant, provided that the total costs including installation does not exceed One Hundred Thousand Dollars ($100,000.00). Tenant agrees that the principal amount of Landlord's actual costs for the dock locks shall be amortized at an interest rate of ten percent (10%) for a term of seven (7) years, and that the annual payment for amortization shall be added to the annual rent payable by Tenant for the first seven (7) years of the lease term.

TRAILER STORAGE: Landlord shall provide a paved lot approximately 90' x 120' for Tenant's exclusive use for trailer storage. Landlord shall retain the right throughout the lease term, to relocate the lot within Eldersburg Business Center.

LIGHTING: As set forth in paragraph 41 in the lease agreement.

WATER FOUNTAINS: Landlord will furnish and install water fountains in the locations identified on the Exhibit A floor plan.

     *Exhibit A shall also include the attached floor plan describing the office space and other related improvements.

                                   "EXHIBIT C"

                  ADDITIONAL PROVISIONS TO THAT CERTAIN LEASE
                  -------------------------------------------
BY AND BETWEEN ELDERSBURG BUSINESS CENTER, AS LANDLORD, AND DAL-TILE
--------------------------------------------------------------------
CORPORATION, AS TENANT, DATED JANUARY 15, 1997
----------------------------------------------

1.       REPRESENTATIONS AND WARRANTIES OF LANDLORD REGARDING THE PREMISES
         -----------------------------------------------------------------

     A. Not withstanding any other provisions in this Lease to the contrary, Landlord hereby warrants, covenants and represents to Tenant that, to the best of Landlord's knowledge after reasonable inquiry, with respect to the Premises:

         (i) it is in complete compliance, without exception, with the Environmental Requirements:

         (ii) it has no present knowledge, directly or indirectly, of the issuance or threat of issuance by a Governmental Agency of any notice of violation of the Environmental Requirements by the Landlord or a Co-Tenant;

         (iii) No Hazardous Material is now located on the Premises in such a manner or condition that results or could reasonably be expected to result in any Adverse Environmental Impact;

         (v) No part of the Premises has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Material in such a manner as to result in any Adverse Environmental Impact, nor has any part of the Premises been affected by any Hazardous Materials Contamination;

         (vi) Landlord has not obtained and is not required to obtain any licenses, permits or authorizations pursuant to any Environmental Requirements in order to construct, occupy, operate or use any building, improvement, fixture or equipment constituing any part of the premises;

         (vii) No property adjoining the Premises is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Material, nor has any other property adjoining the Premises been affected by Hazardous Material Contamination;

         (viii) No investigaion, administrative order, consent order and agreement, litigation or settlement with respect to Hazadous Material or Hazardous Material Contamination is proposed, threatened, anticipated or in existence; and

         (ix) The Premises has never been included on any federal or state "Superfund" or "Superlien" list.

2.       INDEMNITY BY LANDLORD
         ---------------------

     A.  Notwithstanding any other provisions in this Lease to the contrary:

                    (i) Landlord, its successors and assigns agree to indemnify, defend, reimburse and hold harmless:

                          (a) The Tenant Group; and

                          (b) The directors, officers, shareholders, employees,
partners, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devises, successors, assigns and invitees of such persons from and against any and all Environmental Damages, for which the activities or omissions of the Landlord were a proximate cause or which exist as a result of the breach of any warranty or covenant or the material inaccuracy of any representation of Landlord contained in this Lease, or by Landlord's remediation of the Premises or failure to meet its remediation obligations contained in this Lease.

                    (ii) The obligations contained in this Section 2 shall include, but not be limited to, the reasonable and necessary burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

                    (iii) Landlord shall have the right but not the obligation to join and participate in, at its own expense, if it so elects, any legal proceedings or actions initiated in connection with Tenant's activities.

                    (iv) The obligations of Landlord in this paragraph shall survive the expiration or termination of this Lease.

                    (v) The obligations of Landlord under this paragraph shall not be affected by any investigation by or on behalf of Tenant, or by any information which Tenant may have or obtain with respect thereto.

                    (vi) In addition to the obligation of Landlord to indemnify Tenant pursuant to this Lease, Landlord shall, upon approval and demand of Tenant, at its sole cost and expense and using contractors approved by Tenant, which approval shall not be unreasonably withheld, promptly take all actions to remediate the Premises which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Premises, which remediation is necessitated from the presence upon, about or beneath the Premises, at any time during or immediately prior to termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements for which the activities or omissions of the Landlord

Group and/or Co-Tenant Group were a proximate cause. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Premises, which shall be performed in a manner approved by Tenant which approval shall not be unreasonably withheld. Landlord shall take all actions reasonable and practicable to restore the Premises to substantially the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Premises.

3.        LANDLORD'S ADDITIONAL OBLIGATIONS
          ---------------------------------

     A.   Nothwithstanding any other provision in this Lease to the contrary:

                (i) Landlord shall not cause, permit or suffer the existence of Hazardous Material Contamination or the commission by the Landlord Group or the Co-Tenant Group of any violation of any Environmental Requirements upon, about or beneath the Premises.

                (ii) Landlord shall neither create or suffer to exist, nor permit the Landlord Group or the Co-Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Premises including, but without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.(S)9607(1)) or any similar state statute, arising as a proximate result of the acts or omissions of the Landlord Group and/or the Co-Tenant Group.

                (iii) Landlord's breach of any of its covenants or obligations under these Additional Provisions shall constitute a material default under the Lease; if not remediated within twenty days after written notice from Tenant. The obligations of the Landlord under these Additional Provisions shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Landlord's covenants and obligations under the Lease.

4.        INDEMNITY BY TENANT
          -------------------

          Notwithstanding any other provisions in this Lease to the contrary:

          A. Tenant, its successors and assigns agree to indemnify, defend reimburse and hold harmless the Landlord Group; and from and against any and all Environmental Damages, for which the activities or omissions of the Tenant were a proximate cause or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease.

          B. The obligations contained in this Section 4 shall include, but not be limited to, the reasonable and necessary burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons.

          C. Tenant shall have the right but not the obligation to join and participate in, at its own expense, if it so elects any legal proceedings or actions initiated in connection with Tenant's activities. Tenant may also, at its own expense and risk, participate in any Hazardous Material attributable to Landlord or Co-Tenant.

          D. The obligations of Tenant in this paragraph shall survive the expiration or termination of this Lease.

5.        ADDITIONAL DEFINITIONS:
          ----------------------

          Notwithstanding any other provisions in this Lease to the contrary.

     A.   "Hazardous Material" means any substance, whether solid, liquid, or
           ------------------
gaseous in nature:

          (i) the presence of which requires investigation or remediation under any federal, state or local statue, regulation, ordinance, order, action, policy or common law; or

          (ii) which is or becomes defined as a "hazardous waste," hazardous substance," pollutant or contaminant under any federal, state or local statute, regulations, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601, et seq.) and/or the Resource Conservation and
                             -- ---
Recovery Act (42 U.S.C. section 6901, et seq.); or
                                      -- ---

          (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Maryland or any political subdivision thereof.; or

          (iv) the presence of which on the Premises causes or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

          (v) the presence of which on adjacent properties could constitute a trespass by Landlord; or

          (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

       (vii)  without limitation which contains polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation; or

       (viii) without limitation which contains radon gas.

   B.  "Hazardous Material Contamination" means the contamination (whether
        --------------------------------
presently existing or hereafter occurring) of the Improvements, facilities, soil groundwater, air or other elements on or of the Premises by Hazardous Material, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Material at any time emanating from the Premises.

   C.  "Release" means any spilling, leaking, pumping, pouring, emitting,
        -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including, but not limited to the abandonment or discarding of barrels, containers and other receptacles containing any Hazardous Material).

   D.  "Reportable Quantity" means that quantity of a material as set forth in
        -------------------
40 C.F.R. Part 302.

   E.  "Adverse Environmental Impact" means (i) a Release of a Hazardous
        ----------------------------
Material in a Reportable Quantity or (ii) any material adverse impact on human health or the quality of any property.

   F.  "Environmental Requirements" means all applicable present and future:
        --------------------------

       (i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigations and remediation), of all Governmental Agencies; and

       (ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

   G.  "Environmental Damages" means all claims, judgments, damages, losses,
        ---------------------
penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material or Hazardous Material Contamination upon, about, or beneath the Premises migrating or threatening to migrate in or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Premises in whole or in part. Environmental Damages include, without limitation:

       (i) damages for personal injury, or injury to property of natural resources occurring upon or off the Premises including, without limitation, lost profits, consequential damages [if incurred as a result of fraud or material misrepresentation as to these two elements of damage only], the cost of demolition and rebuilding of any improvements on real property, interest and penalties; and damages arising from claims brought by or on behalf of employees of Landlord (with respect to which Landlord waives any right to raise as a defense against Tenant any immunity to which it may be entitled under any industrial or worker's compensation laws);

       (ii) reasonable and necessary fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Material or Hazardous Material Contamination or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Premises or any other property in a manner consistent with its current use or otherwise expanded in connection with such conditions, and including without limitation any reasonable and necessary attorneys' fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder; and

       (iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above.

   H.  "Governmental Agency" means all governmental agencies, departments,
        -------------------
commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

   I.  The "Tenant Group" means Tenant, Tenant's successors, assignees,
            ------------
guarantors, officers, directors, mortgagees trustees, agents, partners, employees, invitees, permitees or other parties under the supervision or control of Tenant or lawfully entering the Premises during the term of this Lease with the permission of Tenant, other than Landlord or its agents or employees.

   J.  The "Landlord Group" means the Landlord, Landlord's successors,
            --------------
assignees, guarantors, officers, directors, mortgagees, trustees, agents, partners, employees, invitees, permitees or other parties under the supervision or control of the Landlord or lawfully entering the Premises during the term of this Lease with the permission of Landlord, other than Tenant or its agents or employees.

   K.  "Co-Tenant" means any other lessee of any interest in the Premises.
        ---------

   L.  The "Co-Tenant Group" means any Co-Tenant, Co-Tenant's successors,
            ---------------
assigns, guarantors, officers, directors, mortgagees, trustees, agents, partners, employees, invitees, permitees or other parties under the supervision or control of the Co-Tenant or lawfully entering the Premises during the term of this Lease with the permission of Co-Tenant, other than Tenant or Landlord or their agents or employees.


         TENANT                                     LANDLORD
         ------                                     --------

    Dal-Tile Corporation                      Eldersburg Business Center, Inc.



    By:____________________________________   By: /s/ [ILLEGIBLE]
                                                  ------------------------------

    Typewritten Carlos Sala, Vice President   Typewritten
    Name:  /s/ Carlos Sala                    Name: Leroy M. Merritt
    Title: ________________________________   Title: President
                                                     ---------------------------
    Date: _________________________________   Date: [ILLEGIBLE]
                                                    ----------------------------